EXHIBIT 3.1

AMENDED AND RESTATED BYLAWS OF

BIOTIME, INC.

a California corporation

ARTICLE I

Offices

Section 1. Principal Office. Offices may be established and maintained at such place or places, either within or without the State of California, as the Board of Directors may from time to time designate. The Board of Directors shall fix the location of the principal executive office of the corporation at any place within or without the State of California. If the principal executive office is located outside the State of California, and the corporation has one or more business offices in the State of California, the Board of Directors shall fix and designate a principal business office in the State of California.

ARTICLE II

Meetings of Shareholders

Section 1. Place of Meetings. All meetings of shareholders shall be held at such place, either within or without the State of California, as the Board of Directors may designate. If no designation is made, the meeting shall be held at the principal executive office of the corporation.

Section 2. Annual Meetings. The annual meetings of shareholders shall be held once each year on a date and time designated by the Board of Directors, but in any event not less frequently than once every 15 months. At each annual meeting, directors shall be elected to serve during the ensuing year and until their successors are elected and qualified; reports of the affairs of the corporation shall be considered, and any other business may be transacted which is within the powers of the shareholders.

Section 3. Special Meetings.

(a) Special meetings of the shareholders, for any purpose or purposes whatsoever, may be called at any time by (i) the Chairman of the Board, (ii) the Chief Executive Officer or President, (iii) the Board of Directors, or (iv) one or more shareholders entitled to cast not less than 10% of the votes eligible to be cast at that meeting.

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(b) Upon request in writing to the Chairman of the Board, the President, any Vice President or the Secretary, specifying the general nature of the business proposed to be transacted, sent by certified mail or telegraphic or other electronic facsimile transmission or delivered to such officer in person, by any person or persons (other than the Board of Directors) entitled to call a special meeting of shareholders, it shall be the duty of such officer forthwith to cause notice to be given to the shareholders entitled to vote that a meeting will be held on a date requested by the person or persons calling the meeting; provided, that the date of the meeting requested by such person or persons calling the meeting shall be not less than 35 nor more than 60 days after the receipt of such request such request, or, if applicable, determination of the validity of such request pursuant to this Section 3. Any such request by a shareholder or shareholders shall include the information required by Section 14 of this Article II, and any request not so accompanied by such required information shall not be valid. Within 20 days after receiving such a written request from a shareholder or shareholders of the corporation, the Board of Directors shall determine whether such shareholders own not less than ten percent (10%) of the shares as of the record date established pursuant to Section 11 of this Article II for the special meeting, and shall notify the requesting party or parties of its finding. If notice of the meeting shall not be given within 20 days after the date of receipt of such request, the person or persons entitled to call the meeting may fix the time of meeting and give the notice thereof in the manner provided by law or in these bylaws; provided, however, that any such notice given by a shareholder or shareholders purporting to own not less than ten percent (10%) of the shares entitled to vote at the meeting shall not be valid if such shareholders do not own not less than ten percent (10%) of the shares as of the record date established pursuant to Section 11 of this Article II for such meeting. Nothing in this paragraph shall limit, fix, or affect the time or notice requirements for shareholder meetings called by the Board of Directors.

Section 4. Notice of Shareholders’ Meetings.

(a) All notices of meetings of shareholders shall be sent or otherwise given in accordance with Section 5 of this Article II not less than 10 nor more than 60 days before the date of the meeting. The notice shall specify the place, date and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, or (ii) in the case of the annual meeting, those matters which the Board of Directors, at the time of giving the notice, intends to present for action by the shareholders. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees whom, at the time of the notice, management intends to present for election. If the meeting is to be held in whole or in part by electronic transmission, the notice shall state the means of electronic transmission by and to the corporation or electronic video screen communication, if any, by which shareholders may participate in the meeting.

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(b) If action is proposed to be taken at any meeting for approval of (i) a contract or transaction in which a director has a direct or indirect financial interest, pursuant to Section 310 of the California Corporations Code, (ii) an amendment of the articles of incorporation, pursuant to Section 902 of the California Corporations Code, (iii) a reorganization of the corporation, pursuant to Section 1201 of the California Corporations Code, (iv) a voluntary dissolution of the corporation, pursuant to Section 1900 of the California Corporations Code, or (v) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of the California Corporations Code, the notice shall also state the general nature of that proposal.

Section 5. Manner of Giving Notice; Affidavit of Notice.

(a) Notice of any meeting of shareholders shall be given either personally or by first-class mail, by electronic transmission by the corporation, or by other means of written communication, charges prepaid, addressed to the shareholder at the address of that shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice. If no such address appears on the corporation’s books or is given, notice shall be deemed to have been given if sent to that shareholder by first-class mail, by electronic transmission by the corporation, or other means of written communication to the corporation’s principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication.

(b) Notice shall not be given by electronic transmission by the corporation after either one of the following: (i) the corporation is unable to deliver two (2) consecutive notices to the shareholder by that means or (ii) the inability to so deliver such notices to the shareholder becomes known to the Secretary, any Assistant Secretary, the transfer agent, or other person responsible for the giving of the notice.

(c) If any notice addressed to a shareholder at the address of that shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if these shall be available to the shareholder on written demand of the shareholder at the principal executive office of the corporation for a period of 1 year from the date of the giving of the notice.

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(d) An affidavit of the mailing or other means of giving any notice of any shareholders’ meeting shall be executed by the Secretary, assistant secretary, or any transfer agent of the corporation giving the notice, and shall be filed and maintained in the minute book of the corporation.

Section 6. Quorum. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting, annual or special, shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

Section 7. Adjourned Meeting and Notice Thereof. Any shareholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy, but in the absence of a quorum at the commencement of the meeting, or if no quorum can be subsequently raised, no other business may be transacted at such meeting. When any meeting of shareholders, either annual or special, is adjourned to another time or place, notice of the adjourned meeting need not be given if the time and place (or the means of electronic transmission by and to the corporation or electronic video screen communication, if any, by which the shareholders may participate) are announced at the meeting at which the adjournment is taken, provided that if the adjournment is for more than forty-five (45) days from the date set for the original meeting, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. At any adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

Section 8. Voting.

(a) The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of Section 11 of this Article II, subject to the provisions of Sections 702 to 704, inclusive, of the California Corporations Code (relating to voting shares held by a fiduciary, in the name of a corporation, or in joint ownership). The shareholders’ vote may be by voice vote or by ballot, provided, however, that any election for directors must be by ballot if demanded by any shareholder before the voting has begun. On any matter other than the election of directors, any shareholder may vote part of the shares in favor of the proposal and refrain from voting the remainder shares or vote them against the proposal, but, if the shareholder fails to specify the number of shares which the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder’s approving vote is with respect to all shares that the shareholder is entitled to vote. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter (other than the election of directors) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by California General Corporation Law or by the articles of incorporation.

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(b) At a shareholders’ meeting at which directors are to be elected, no shareholder shall be entitled to cumulate votes (i.e., cast for any one or more candidates a number of votes greater than the number of the shareholder’s shares) unless the candidates’ names have been placed in nomination prior to commencement of the voting and a shareholder has given notice prior to commencement of the voting of the shareholder’s intention to cumulate votes. If any shareholder has given such a notice, then every shareholder entitled to vote may cumulate votes for candidates in nomination and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that shareholder’s shares are entitled, or distribute the shareholder’s votes on the same principle among any or all of the candidates, as the shareholder thinks fit. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

Section 9. Consent of Absentees. The transactions of any meeting of shareholders, either annual or special, however called and noticed and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of shareholders, except that, if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of Section 4 of this Article II, the waiver of notice or consent shall state the general nature of the proposal. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the meeting.

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Section 10. Shareholder Action by Written Consent Without a Meeting.

(a) Any action that may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted. In the case of election of directors, such a consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors, provided, however, that a director may be elected at any time to fill a vacancy on the Board of Directors other than a vacancy created by removal of a director, that has not been filled by the directors, by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors. All such consents shall be filed with the Secretary of the corporation and shall be maintained in the corporate records. Any shareholder giving a written consent, or the shareholder’s proxy holders, or a transferee of the shares or a personal representative of the shareholder or their respective proxy holders, may revoke the consent by a writing received by the Secretary of the corporation before written consents of the number of shares to authorize the proposed action have been filed with the Secretary.

(b) If the consents of all shareholders entitled to vote have not been solicited in writing, and if the unanimous written consent of all such shareholders shall not have been received, the Secretary shall give prompt notice of the corporation action approved by the shareholders without a meeting. This notice shall be given in the manner specified in Section 5 of this Article II. In the case of approval of (i) contracts or transactions in which a director has a direct or indirect financial interest, pursuant to Section 310 of the California Corporations Code, (ii) indemnification of agents of the corporation, pursuant to Section 317 of the California Corporations Code, (iii) a reorganization of the corporation, pursuant to Section 1201 of the California Corporations Code, and (iv) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of the California Corporations Code, the notice shall be given at least ten (10) days before the consummation of any action authorized by that approval.

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Section 11. Record Date for Shareholder Notice, Voting, and Giving Consents.

(a) For purposes of determining the shareholders entitled to notice of any meeting or to vote or entitled to give consent to corporate action without a meeting, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of any meeting or action, and in this event only shareholders of record on the date so fixed are entitled to notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the California General Corporation Law.

(b) If the Board of Directors does not so fix a record date:

(i) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

(ii) The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, (A) when no prior action by the Board of Directors has been taken, shall be the day on which the first written consent is given, or (A) when prior action of the Board of Directors has been taken, shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to that action, or the 60th day before the date of such other action, whichever is later.

Section 12. Proxies. Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Secretary of the corporation. A proxy shall be deemed signed if the shareholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, or otherwise) by the shareholder or the shareholder’s attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the corporation stating that the proxy is revoked, or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted, provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy, unless otherwise provided for in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Sections 705(e) and 705(f) of the California Corporations Code.

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Every form of proxy or written consent, which provides an opportunity to specify approval or disapproval with respect to any proposal, shall also contain an appropriate space marked “abstain,” whereby a shareholder may indicate a desire to abstain from voting his or her shares on the proposal. A proxy marked “abstain” by the shareholder with respect to a particular proposal shall not be voted either for or against such proposal. In any election of directors, any form of proxy in which the directors to be voted upon are named therein as candidates and which is marked by a shareholder “withhold” or otherwise marked in a manner indicating that the authority to vote for the election of directors is withheld shall not be voted either for or against the election of a director.

Section 13. Inspectors of Election.

(a) Before any meeting of shareholders, the Board of Directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the chairman of the meeting may, and on the request of any shareholder or a shareholder’s proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and upon the request of any shareholder or a shareholder’s proxy shall, appoint a person to fill that vacancy.

(b) These inspectors shall:

(i) Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies;

(ii) Receive votes, ballots or consents;

(iii) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

(iv) Count and tabulate all votes or consents;

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(v) Determine when the polls shall close;

(vi) Determine the result; and

(vii) Do any other acts that may be proper to conduct the election or voting with fairness to all shareholders.

Section 14. Shareholder Proposals and Nominations

(a) Annual Meetings of Shareholders. At any annual meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors or by any shareholder of the corporation who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this Section 14.

(i) For business to be properly brought before an annual meeting by a shareholder (a “Proposing Shareholder”), the Proposing Shareholder must have given timely notice thereof in proper written form to the Secretary of the corporation and any such proposed business must constitute a proper matter for shareholder action under the California Corporations Code.

(ii) To be timely, a Proposing Shareholder’s notice must be delivered or mailed to and received at the principal executive offices of the corporation not less ninety (90) days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the shareholder to be timely must be so delivered, or mailed and received, not later than the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made. In no event shall any adjournment of an annual meeting or the announcement thereof commence a new time period for the giving of timely notice as described above. “Public announcement” or “public disclosure” shall mean disclosure made in a press release reported by the Dow Jones News Service, Associated Press, Bloomberg News, or a comparable national news or national financial news service, or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

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(iii) To be in proper written form, a Proposing Shareholder’s notice to the Secretary shall set forth as to each matter such Proposing Shareholder proposes to bring before the annual meeting (A) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) the text of the proposal or business, including the text of any resolutions proposed for consideration, (C) the name and address, as they appear on the corporation’s books, of the Proposing Shareholder, (D) the class, series, and number of shares of the corporation’s capital stock that are “beneficially owned” within the meaning of Rule 13d-3 under the Exchange Act by such Proposing Shareholder, (E) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate the loss to or manage risk of stock price changes for, or to increase the voting power of, such Proposing Shareholder with respect to any share of stock of the corporation (F) any material interest of the Proposing Shareholder in such business or proposal, (G) a reasonably detailed description of all agreements, arrangements and understandings between the Proposing Shareholder and any other shareholder of the corporation or any other person or entity (including but not limited to any compensation or payment of money or property to the Proposing Shareholder), including the name and address of each other shareholder or other person or entity, in connection with the proposal of such business by such shareholder, (H) any other information relating to such Proposing Shareholder that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Shareholder in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act, (I) if the Proposing Shareholder proposes to nominate any person for election as a director, all information relating to such person that is required by Section 14(b)(ii) of this Article II, and (J) whether the Proposing Shareholder intends or is part of a group that intends (aa) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal or elect the Proposing Shareholder’s nominees or (bb) otherwise to solicit proxies from shareholders in support of such proposal or the election of such nominees. For purposes of this Section 14, the term “Proposing Shareholder” shall mean (a) the shareholder providing the notice of business proposed to be brought before an annual meeting, (b) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, and (c) any “affiliate” or “associate” (as such terms are defined in Rule 12b-2 under the Exchange Act) of such shareholder or beneficial owner.

(iv) A Proposing Shareholder shall update and supplement their notice of intent to bring business before the meeting (a) no later than ten (10) days after the record date for the meeting so that the information provided or required to be provided in such notice pursuant to this Section 14 shall be true and correct as of the record date for the meeting, and (b) not later than the date that is ten (10) business days prior to the meeting or any adjournment or postponement of the meeting if such information is no longer true and correct as of such date, provided, that no such update shall include any new or additional matters or proposals, or any amendment or revisions to any proposals, to be brought before the annual meeting, Each such update and supplement must be delivered to, or mailed and received by, the Secretary of the corporation at the principal executive offices of the corporation not later than the date specified in this paragraph. The failure to comply with this paragraph (v) shall cause any notice given pursuant to this Section 14 not be in proper written form.

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(v) Notwithstanding anything in these by-laws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this Section 14. The officer of the corporation or other person presiding at the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with such provisions and, if he should so determine, he shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted.

(b) Advance Notice of Director Nominations at Annual Meetings. Notwithstanding anything in these bylaws to the contrary, only persons who are nominated in accordance with the procedures set forth in this Section 14(b) shall be eligible for election or re-election as directors at an annual meeting of shareholders. Nominations of persons for election to the Board of Directors of the corporation shall be made at an annual meeting of shareholders only (A) by or at the direction of the Board of Directors or by a committee of directors appointed by the Board of Directors of the corporation and authorized to nominate persons for election as directors, or (B) by a shareholder of the corporation who (1) was a shareholder of record at the time of the giving of the notice required by this Section 14(b) and on the record date for the determination of shareholders entitled to vote at the annual meeting and (2) has complied with the notice procedures set forth in Section 14(a) of this Article II and in this Section 14(b). In addition to any other applicable requirements, for a nomination to be made by a shareholder, the shareholder must have given timely notice thereof in proper written form to the Secretary of the corporation.

(i) To comply with this Section 14(b), a nomination to be made by a Proposing Shareholder, the Proposing Shareholder must set submit all information required under Section 14(a) of this Article II and this Section 14(b), and must be received by the Secretary of the corporation at the principal executive offices of the corporation at the time set forth in Section 14(a)(ii) of this Article II; provided, however, that if after a Proposing Shareholder gives timely notice in proper written form under this Section 14 that includes the Proposing Shareholder’s Nominees for election as directors at the annual meeting, the corporation makes a public announcement or that the number of directors to be elected to the Board of Directors at an annual meeting will be increased from the previously authorized number of directors, the Proposing Shareholder may supplement its notice by including additional Nominees for any new positions on the Board of Directors created by such increase, if such supplement to the notice is delivered to the Secretary of corporation at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation, and the supplement contains the information about such additional Nominees as required by this Section 14.

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(ii) To be in proper written form, in addition to the information required by Section 14(a) of this Article II, such Proposing Shareholder’s notice to the Secretary must set forth: (A) as to each person whom the Proposing Shareholder proposes to nominate for election or re-election as a director (a “Nominee”): (A) the name, age, business address and residence address of the Nominee, (B) the principal occupation or employment of the Nominee, (C) the class and number of shares of the corporation that are held of record or are beneficially owned by the Nominee and any derivative positions held or beneficially held by the Nominee, (D) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the Nominee with respect to any securities of the corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of the Nominee, (E) a description of all arrangements or understandings (including but not limited to any compensation or payment of money or property to the Proposing Shareholder) between or among any of the Proposing Shareholder, each Nominee and/or any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the Proposing Shareholder or relating to the Nominee’s potential service on the Board of Directors, (F) a written statement executed by the Nominee acknowledging that as a director of the corporation, the Nominee will owe a fiduciary duty under California law with respect to the corporation and its shareholders, (G) whether such Nominees qualifies as an “independent” director or “audit committee financial expert” for purposes of membership of the Board of Directors or any committee thereof under applicable law, the rules of the principal national securities exchange upon which the shares of the corporation are listed, or any publicly-disclosed corporate governance guidelines or committee charter of the corporation, (H) such Nominee’s written consent to being named in the proxy statement as a Nominee and to serving as a director if elected, and (I) any other information relating to the Nominee that would be required to be disclosed about such Nominee if proxies were being solicited for the election of the Nominee as a director, or that is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act.

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(iii) At the request of the Board of Directors, any Nominee must furnish to the Secretary of the corporation, within ten (10) days after request, in addition to the information required to be set forth in the Proposing Shareholder’s notice of nomination of such person as a director, such other information as may reasonably be required by the Secretary of the corporation to determine the eligibility of such proposed Nominee to serve as an “independent” director of the corporation under the rules of the principal national securities exchange on which the common shares or shares of any other class of capital stock of the corporation are listed (or under the Securities Exchange Act of 1934, as amended, or any Bylaw of the corporation if the corporation does not have a class of capital stock listed on a national securities exchange), or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such Nominee; and if such information is requested but not delivered to the Secretary by the Nominee, such Proposing Shareholder’s nomination of the Nominee shall not be considered in proper written form pursuant to this Section 14(b).

(iv) Without exception, no person shall be eligible for election or re-election as a director of the corporation at an annual meeting of shareholders unless nominated in accordance with the provisions set forth in this Section 14(b). In addition, a Nominee shall not be eligible for election or re-election if the Proposing Shareholder or Nominee takes action contrary to the representations made in the information provided to the corporation by the Proposing Shareholder or Nominee or if such information contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that a nomination was not made in accordance with the provisions prescribed by these bylaws, and if the chairperson should so determine, he or she shall so declare at the annual meeting, and the defective nomination shall be disregarded.

(c) Advance Notice of Director Nominations for Special Meetings. For a special meeting of shareholders at which directors are to be elected, nominations of persons for election to the Board of Directors shall be made only (A) by or at the direction of the Board of Directors or by a committee of directors appointed by the Board of Directors of the corporation and authorized to nominate persons for election as directors, or (B) by any Proposing Shareholder who (1) is a shareholder of record at the time of the giving of the notice required by this Section14(c) and on the record date for the determination of shareholders entitled to vote at the special meeting and (2) delivers a timely written notice of the nomination to the Secretary of the corporation that includes the information set forth in Sections 14(a) and 14(b) of this Article II. To be timely, such notice must be received by the Secretary at the principal executive offices of the corporation not later than the close of business on the later of the 90th day prior to such special meeting or the tenth (10th) day following the day on which a public announcement is first made of the date of the special meeting and of the Nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment, rescheduling or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a Proposing Shareholder’s notice. A person shall not be eligible for election or re-election as a director at a special meeting unless the person is nominated (i) by or at the direction of the Board of Directors or by a committee of directors appointed by the Board of Directors of the corporation and authorized to nominate persons for election as directors, or (ii) by a Proposing Shareholder in accordance with the notice procedures set forth in this Section 14(c). In addition, a Nominee shall not be eligible for election or re-election if a Proposing Shareholder takes action contrary to the representations made in the information provided to the corporation by the Proposing Shareholder or Nominee or if such information contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the special meeting shall, if the facts warrant, determine and declare at the meeting that a nomination or business was not made in accordance with the procedures prescribed by these bylaws, and if the chairperson should so determine, he or she shall so declare at the meeting, and the defective nomination or business shall be disregarded.

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(d) Other Requirements and Rights. In addition to the foregoing provisions of this Section 14, a Proposing Shareholder must also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 14, including, with respect to business such Proposing Shareholder intends to bring before the annual meeting that involves a proposal that such Proposing Shareholder requests to be included in the corporation’s proxy statement, the requirements of Rule 14a-8 (or any successor provision) under the Exchange Act. Nothing in this Section 14 shall be deemed to affect any right of the corporation to omit a proposal from the corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

ARTICLE III

Directors

Section 1. Powers. Subject to the provisions of the California General Corporation Law and any limitations in the articles of incorporation and these bylaws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

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Section 2. Number and Qualification of Directors. The authorized number of directors shall be not more than thirteen (13) and not less than seven (7), and the exact number of directors shall be fixed, within the limits specified, by approval of the Board of Directors or the shareholders. After the issuance of shares, the provisions of this bylaw may be changed only by a duly adopted amendment adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote, in accordance with the provisions of Section 212 of the California Corporations Code.

Section 3. Election and Term of Office. The directors shall be elected at each annual meeting of shareholders but, if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose. All directors shall hold office until their respective successors are elected, or until death, resignation or removal.

Section 4. Vacancies.

(a) Vacancies in the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, except that a vacancy created by the removal of a director by the vote or written consent of the shareholders or by court order may be filled only by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of holders of a majority of the outstanding shares entitled to vote. Each director so elected shall hold office until the next annual meeting of the shareholders and until a successor has been elected and qualified.

(b) A vacancy or vacancies in the Board of Directors shall be deemed to exist in the event of the death, resignation, or removal of any director, or if the Board of Directors by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony, or if the shareholders fail, at any meeting of shareholders at which any director or directors are elected, to elect the number of directors to be voted for at that meeting.

(c) The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors, but any such election by written consent shall require the consent of a majority of the outstanding shares entitled to vote.

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(d) Any director may resign effective on giving written notice to the Chairman of the Board, the President, the Secretary, or the Board of Directors, unless the notice specifies a later time for that resignation to become effective. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. If the resignation of a director is effective at some future time, the Board of Directors may elect a successor to take office when the resignation becomes effective.

(e) No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

Section 5. Place of Meetings and Meetings by Telephone. Regular meetings of the Board of Directors may be held at any place within or outside the State of California that has been designated from time to time by resolution of the Board of Directors. In the absence of such a designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the Board of Directors shall be held at any place within or outside the State of California that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at a principal executive office of the corporation. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in the meeting can hear one another, and all such directors shall be deemed to be present in person at the meeting, and reasonable efforts shall be used by the corporation to provide or arrange for the provision of such conference telephone or similar equipment for the participation of directors at any regular or special meeting of directors.

Section 6. Regular Meetings. Regular meetings of the Board of Directors shall be held, without call or notice, immediately following each annual meeting of shareholders for the purpose of organization, election of officers and the transaction of other business. Other regular meetings may be held without call or notice at such time and place as may be fixed by the Board of Directors from time to time.

Section 7. Special Meetings.

(a) Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board or the President or the Secretary or any two directors.

(b) Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail , charges prepaid, addressed to each director at that director’s address as it is shown on the records of the corporation. In case the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. In case the notice is delivered personally, or by telephone , it shall be delivered personally or by telephone or at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director.

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(c) The notice need not specify the purpose of the meeting nor the place if the meeting is to be held (i) at the principal executive office of the corporation or (ii) by conference telephone or similar communication equipment as provided in Section 5 of this Article III.

Section 8. Action Without Meeting. Any action by the Board of Directors may be taken without a meeting if all members of the Board of Directors shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors.

Section 9. Quorum. A majority of the authorized number of directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, subject to the provisions of Section 310 of the California Corporations Code (as to approval of contracts or transactions in which a director has a direct or indirect material financial interest), Section 311 of the California Corporations Code (as to appointment of committees), and Section 317(e) of the California Corporations Code (as to indemnification of directors). A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

Section 10. Waiver of Notice. The transactions of any meeting of the Board of Directors, however called or noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any director who attends the meeting without protesting, before or at its commencement, the lack of notice to that director.

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Section 11. Adjournment. A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

Section 12. Notice of Adjournment. Notice of the time and place of holding an adjourned meeting need not be given, unless the meeting is adjourned for more than twenty-four hours, in which case notice of the time and place shall be given before the time of the adjourned meeting, in the manner specified in Section 7 of this Article III, to the directors who were not present at the time of the adjournment.

Section 13. Fees and Compensation. Directors who are not salaried employees of the Company may receive such compensation, if any, for their services as directors and as members of committees of the Board of Directors, as may be fixed or determined by resolution of the Board of Directors. All directors and members of committees, including salaried employees of the Company, may receive reimbursement for expenses incurred in preforming their duties as directors or as members of committees of the Board of Directors, as approved or in accordance with policies established by the Board of Directors. This Section 13 shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation for those services.

Section 14. Removal of Directors. The entire Board of Directors or any individual director may be removed as provided by law.

Section 15. Conduct of Meetings. Directors’ meetings shall be presided over by the Chairman of the Board, or, in the absence of the Chairman of the Board, by the President, or in the absence of both such officers, by a director chosen by a majority of the directors present. The Secretary of the corporation shall act as secretary of the meetings of the Board of Directors. In case the Secretary shall be absent from any meeting, the presiding officer may appoint any person to act as secretary of the meeting.

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ARTICLE IV

Committees

Section 1. Committees of Directors. The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Any committee, to the extent provided in the resolution of the Board of Directors, shall have all the authority of the Board of Directors, except with respect to:

(a) the approval of any action which, under the General Corporation Law of California, also requires shareholders’ approval of the outstanding shares;

(b) the filling of vacancies on the Board of Directors or on any committee;

(c) the fixing of compensation of the directors for serving on the Board of Directors or on any committee;

(d) the amendment or repeal of the bylaws or the adoption of new bylaws;

(e) the amendment or repeal of any resolution of the Board of Directors which by its express terms is not so amendable or repealable;

(f) a distribution to the shareholders of the corporation, except at a rate or in a periodic amount or within a price range set forth in the Articles of Incorporation or determined by the Board of Directors; or

(g) the appointment of any other committees of the Board of Directors or the members of such committees.

Section 2. Meetings and Action of Committees. The Board of Directors may adopt a charter, rules, and procedures for the governance of any committee not inconsistent with the provisions of these bylaws. Each committee also shall have the authority to establish its own rules and procedures, including for notice and conduct of its meetings, so long as such rules and procedures are not in conflict with the provisions of any committee charter approved by the Board of Directors or any resolutions or directives of the Board of Directors or any bylaw establishing rules and procedures of the committee.

ARTICLE V

Officers

Section 1. Designation. The officers of the corporation shall be a President or a Chief Executive Officer or both, a Secretary and a Chief Financial Officer. The corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. Any number of offices may be held by the same person.

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Section 2. Election. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article, shall be chosen by the Board of Directors, and each shall serve at the pleasure of the Board of Directors, subject to the rights, if any, of an officer under any contract of employment approved by the Board of Directors.

Section 3. Subordinate Officers, etc.

(a) The Board of Directors may appoint, and may empower the Chief Executive Officer or the President to appoint, such other officers, having such titles, as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the bylaws or as the Board of Directors may from time to time determine.

(b) Any officer appointed by the Chief Executive Officer may hold a title such as “president” of a division or other group within the corporation, or “vice president” of a division or other group within the corporation, or general counsel, comptroller, chief accounting officer, or similar title. However, any such appointee, absent a specific designation of such person as an elected corporate officer by the Board of Directors, (i) shall not be considered an officer elected by the Board of Directors pursuant to this Article V and shall not have the executive powers or authority of corporate officers elected pursuant to this Article V, (ii) shall not be considered (1) an “officer” of the corporation for the purposes of Rule 3b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or an “executive officer” of the corporation for the purposes of Rule 3b-7 promulgated under the Exchange Act, and similarly shall not be considered an “officer” of the corporation for the purposes of Rule 16a-1(f) promulgated under the Exchange Act or an “executive officer” of the Corporation for the purposes of Section 14 of the Exchange Act or (2) a “corporate officer” for the purposes of Section 312 of the California Corporations Code, except in any such case as otherwise required by law, and (iii) shall be empowered to represent himself or herself to third parties as a divisional or group vice president or other title permitted by this Section 3, as applicable, only, and shall be empowered to execute documents, bind the corporation or otherwise act on behalf of the corporation only as authorized by the Chief Executive Officer or the President or by resolution of the Board of Directors.

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(c) The Board of Directors shall be advised of any appointment of any officer by the Chief Executive Officer under this Section 3 at a meeting of the Board of Directors. The Board of Directors may limit the powers and authority of any such appointee, and the appointment and limitation imposed on the appointee by the directors shall be noted in the minutes of the meeting. The minutes shall clearly state that such persons are non-corporate officers appointed pursuant to this Article V.

Section 4. Removal and Resignation.

(a) Subject to his or her rights, if any, under any contract of employment, any officer may be removed, either with or without cause by the Board of Directors, at any regular or special meeting thereof, or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

(b) Any officer may resign at any time by giving written notice to the Board of Directors or to the President, or to the Secretary of the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

Section 5. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the bylaws for regular appointments to such office.

Section 6. Chairman of the Board. The Chairman of the Board, if one is appointed by the Board of Directors, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the bylaws; provided, however, that the Chairman of the Board shall not be deemed an officer of the corporation unless designated as an officer by the Board of Directors.

Section 7. Chief Executive Officer or President.

(a) Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President, who may be designated as the Chief Executive Officer, shall be the chief executive officer of the corporation and, subject to the control of the Board of Directors, shall have general supervision, direction and control of the business and officers of the corporation.

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(b) The President shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, or, if there be none, at all meetings of the Board of Directors. The President shall be ex officio a member of all the standing committees, including the executive committee, if any. The President may sign and execute, in the name of the corporation, deeds, mortgages, bonds, notes, contracts and other instruments authorized by the Board of Directors, and, in general, shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the bylaws.

(c) If the Board of Directors shall appoint different persons as Chief Executive Officer and President, the President shall in the absence or disability of the Chief Executive Officer have the powers and perform the duties of the Chief Executive Officer, and shall otherwise have such other powers and perform such other duties as from time to time may be prescribed by the Board of Directors or the bylaws, or by the Chief Executive Officer.

(d) The Board of Directors may appoint two or more persons as Co-Presidents or Co-Chief Executive Officers, each of whom shall have the authority and powers of the President or Chief Executive Officer, subject to such limitations or delegations or allocations of powers and authority as the Board of Directors may, from time to time, prescribe for them.

Section 8. Vice Presidents. In the absence or disability of the Chief Executive Officer and the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the Chief Executive Officer, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the bylaws, the Chief Executive Officer, or the President if authorized to act as chief executive officer.

Section 9. Secretary.

(a) The Secretary shall keep or cause to be kept, at the principal office or such other place as the Board of Directors may order, a book of minutes of all meetings of directors, committees of directors and shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors’ meetings, the number of shares present or represented at shareholders’ meetings, and the proceedings thereof.

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(b) The Secretary shall keep, or cause to be kept, at the principal office or at the office of the corporation’s transfer agent, a share register, or a duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

(c) The Secretary shall give notice, or cause notice to be given, of all the meetings of the shareholders and of the Board of Directors of Directors as law or the bylaws require notice to be given, and he shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the bylaws.

Section 10. Chief Financial Officer.

(a) The Chief Financial Officer, who may be designated as the Treasurer, shall keep and maintain, or cause to be kept and maintained, adequate and correct books and accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares.

(b) The Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board of Directors.

(c) The Chief Financial Officer shall disburse the funds of the corporation as may be ordered by the Board of Directors, the Chief Executive Officer, the President, or any other officer to whom the Board may delegate the authority to disburse or cause to be disbursed funds of the corporation, shall render to the Chief Executive Officer, the President and directors, whenever they request it, an account of all transactions as Chief Financial Officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the bylaws.

Section 11. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors or a committee of the Board of Directors to which such authority has been delegated by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the corporation.

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ARTICLE VI

Indemnification of Directors, Officers, Employees, and Other Agents

Section 1. Agents, Proceedings, and Expenses. For the purposes of this Article, “agent” means any person who is or was a director, officer, employee, or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation; “proceeding” means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative, or investigative; and “expenses” includes, without limitation, attorneys’ fees and any expenses of establishing a right to indemnification under Section 4 or Section 5(c) of this Article VI.

Section 2. Actions Other Than by the Corporation. The corporation shall, to the maximum extent permitted by the California General Corporation Law, indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was an agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with such proceeding if that person acted in good faith and in a manner that person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe his conduct of was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the corporation or that the person had reasonable cause to believe that his conduct was unlawful.

Section 3. Actions by the Corporation.

(a) The corporation shall indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of that action if that person acted in good faith, in a manner that person believed to be in the best interests of the corporation.

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(b) No indemnification shall be made under this Section 3:

(i) In respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation in the performance of that person’s duty to the corporation, unless and only to the extent that the court in which that action was brought shall determine upon application that, in view of all the circumstances of the case, that person is fairly and reasonably entitled to indemnity for the expenses which the court shall determine;

(ii) Of amounts paid in settling or otherwise disposing of a threatened or pending action, with or without court approval; or

(iii) Of expenses incurred in defending a threatened or pending action which is settled or otherwise disposed of without court approval.

Section 4. Successful Defense by Agent. To the extent that an agent of the corporation has been successful on the merits in defense of any proceeding referred to in Sections 2 or 3 of this Article VI, or in defense of any claim, issue or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

Section 5. Required Approval. Except as provided in Section 4 of this Article VI, any indemnification under this Article shall be made by the corporation only if authorized in the specific case on a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Sections 2 or 3 of this Article VI, by:

(a) A majority vote of a quorum consisting of directors who are not parties to the proceeding;

(b) Approval by the affirmative vote of a majority of the shares of the corporation entitled to vote represented at a duly held meeting at which a quorum is present or by the written consent of holders of a majority of the outstanding shares entitled to vote. For this purpose, the shares owned by the person to be indemnified shall not be considered outstanding or entitled to vote thereon; or

(c) The court in which the proceeding is or was pending, on application made by the corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney, or other person is opposed by the corporation.

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Section 6. Advance of Expenses. Expenses incurred in defending any proceeding may be advanced by the corporation before the final disposition of the proceeding on receipt of an undertaking by or on behalf of the agent to repay the amount of the advance unless it shall be determined ultimately that the agent is entitled to be indemnified as authorized in this Article VI.

Section 7. Other Contractual Rights. Nothing contained in this Article shall affect any right to indemnification to which persons other than directors and officers of the corporation or any subsidiary hereof may be entitled by contract or otherwise.

Section 8. Limitations. No indemnification or advance shall be made under this Article, except as provided in Section 4 or Section 5(c) of this Article VI, in any circumstance where it appears:

(a) That it would be inconsistent with a provision of the articles, a resolution of the shareholders, or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

(b) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

Section 9. Insurance. Upon and in event of a determination by the Board of Directors of the corporation to purchase such insurance, the corporation shall purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent’s status as such whether or not the corporation would have the power to indemnify the agent against that liability under the provisions of this Section 9.

Section 10. Fiduciaries of Corporate Employee Benefit Plan. This Article does not apply to any proceeding against any trustee, investment manager, or other fiduciary of an employee benefit plan in that person’s capacity as such, even though that person may also be an agent of the corporation as defined in Section 1 of this Article VI. Nothing contained in this Article shall limit any right to indemnification to which such a trustee, investment manager, or other fiduciary may be entitled by contract or otherwise, which shall be enforceable to the extent permitted by applicable law other than this Article VI.

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ARTICLE VII

Records and Reports

Section 1. Maintenance and Inspection of Share Register.

(a) The corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the Board of Directors, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each shareholder.

(b) A shareholder or shareholders of the corporation holding at least 5% in the aggregate of the outstanding voting shares of the corporation, or at least 1% of such voting shares if the shareholder or shareholders have filed a Schedule 14A with the United States Securities and Exchange Commission, shall have the right to (i) inspect and copy the records of shareholders’ names and addresses and shareholdings during usual business hours on 5 days prior written demand on the corporation, and (ii) obtain from the transfer agent of the corporation, on written demand and on the tender of such transfer agent’s usual charges for such list, a list of the shareholders’ names and addresses, who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which that list has been compiled or as of a date specified by the shareholder after the date of demand. This list shall be made available to any such shareholder by the transfer agent on or before the later of 5 days after the demand is received or the date specified in the demand as the date as of which the list is to be compiled.

(c) The record of shareholders shall also be open to inspection on the written demand of any shareholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to the holder’s interests as a shareholder or as the holder of a voting trust certificate.

(d) Any inspection and copying under this Section 1 may be made in person or by an agent or attorney of the shareholder or holder of a voting trust certificate making the demand.

Section 2. Maintenance and Inspection of Bylaws. The corporation shall keep at its principal executive office, or, if its principal executive office is not in the State of California, at its principal business office in this state, the original or a copy of the bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the corporation is outside the State of California and the corporation has no principal business office in this state, the Secretary shall, upon the written request of any shareholder, furnish to that shareholder a copy of the bylaws as amended to date.

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Section 3. Maintenance and Inspection of Other Corporate Records. The accounting books and records and minutes of proceedings of the shareholders and the Board of Directors and any committee or committees of the Board of Directors shall be kept at such place or places designated by the Board of Directors, or, in the absence of such designation, at the principal executive office of the corporation. The minutes shall be kept either in written form or in any other form capable of being converted into written form. The minutes and accounting books and records shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to the holder’s interests as a shareholder or as the holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney, and shall include the right to copy and make extracts. These rights of inspection shall extend to the records of each subsidiary corporation of the corporation.

Section 4. Inspection by Directors. Every director shall have the absolute right at any reasonable time to inspect all books, records and documents of every kind and the physical properties of the corporation and each of its subsidiary corporations. This inspection by a director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

Section 5. Annual Report to Shareholders. The annual report to shareholders referred to in Section 1501 of the California General Corporation Law is expressly dispensed with, but nothing herein shall be interpreted as prohibiting the Board of Directors from issuing annual or other periodic reports to the shareholders of the corporation as they consider appropriate.

Section 6. Financial Statements.

(a) A copy of any annual financial statement and any income statement of the corporation for each quarterly period of each fiscal year, and any accompanying balance sheet of the corporation as of the end of each such period, that has been prepared by the corporation shall be kept on file in the principal executive office of the corporation for 12 months and each such statement shall be exhibited at all reasonable times to any shareholder demanding an examination of any such statement or a copy shall be mailed to any such shareholder.

(b) If a shareholder or shareholders holding at least 5% of the outstanding shares of any class of stock of the corporation makes a written request to the corporation for an income statement of the corporation for the three-month, six-month or nine-month period of the then-current fiscal year ended more than 30 days before the date of the request, and a balance sheet of the corporation as of the end of that period, the Chief Financial Officer shall cause that statement to be prepared, if not already prepared, and shall deliver personally or mail that statement or statements to the person making the request within 30 days after the receipt of the request. If the corporation has not sent to the shareholders its annual report for the last fiscal year, this report shall likewise be delivered or mailed to the shareholder or shareholders within 30 days after the request.

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(c) The corporation shall also, on the written request of any shareholder, mail to the shareholder a copy of the last annual, semiannual or quarterly income statement which it has prepared, and a balance sheet as of the end of that period.

(d) The quarterly income statements and balance sheets referred to in this Section 6 shall be accompanied by the report, if any, of any independent accountants engaged by the corporation or the certificate of an authorized officer of the corporation stating that the financial statements were prepared without audit from the books and records of the corporation.

Section 7. Annual Statement of General Information. The corporation shall annually file with the Secretary of State of the State of California, on the prescribed form, setting forth the authorized number of directors, the names and complete business or residence addresses of all incumbent directors, the names and complete business or residence addresses of the Chief Executive Officer, Secretary, and Chief Financial Officer, the street address of its principal executive office or principal office in this state, and the general type of business constituting the principal business activity of the corporation for the purpose of service of process, all in compliance with Section 1502 of the California Corporations Code.

ARTICLE VIII

General Corporate Matters

Section 1. Record Date for Purposes Other Than Notice and Voting.

(a) For purposes of determining the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action (other than action by shareholders by written consent without a meeting), the Board of Directors may fix, in advance, a record date, which shall not be more than 60 days before any such action, and in that case only shareholders of record on the date so fixed are entitled to receive the dividend, distribution, or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date so fixed, except as otherwise provided in the California General Corporation Law.

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(b) If the Board of Directors does not so fix a record date, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the applicable resolution or the 60th day before the date of that action, whichever is later.

Section 2. Checks, Drafts, Evidences of Indebtedness. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

Section 3. Corporation Contracts and Instruments; How Executed. The Board of Directors, except as otherwise provided in these bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and this authority may be general or confined to specific instances; and, unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 4. Certificates for Shares.

(a) A certificate or certificates for shares of the capital stock of the corporation shall be issued to each shareholder when any of these shares are fully paid, and the Board of Directors may authorize the issuance of certificates or shares as partly paid provided that these certificates shall state the amount of the consideration to be paid for them and the amount paid. All certificates shall be signed in the name of the corporation by the Chairman of the Board, or Vice Chairman of the Board, or the President, or a Vice President, and by the Chief Financial Officer or an Assistant Treasurer or the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

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(b) The corporation may, in lieu of issuing shares of capital stock in certificated form, issue shares of capital stock in book entry form, either directly or through the services of a transfer agent and registrar appointed by the corporation, provided, however, that the registered holder of any shares of capital stock issued in book entry form shall have the right, upon written request to the corporation or the corporation’s designated transfer agent and registrar, to receive a certificate or certificates complying with Section 4(a) of this Article VIII evidencing shares of capital stock that had theretofore been issued to such shareholder in book entry form.

Section 5. Lost Certificates. Except as provided in this Section 5, no new certificates for shares shall be issued to replace an old certificate unless the latter is surrendered to the corporation and canceled at the same time. The Board of Directors may, in case any share certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the Board of Directors may require, including provision for indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of the certificate or the issuance of the replacement certificate.

Section 6. Options. Either in connection with the issue, subscription or sale of any shares, bonds, debentures, notes or other securities or independently thereof, the corporation may grant options to purchase or subscribe for shares of any class or series upon such terms and conditions as may be deemed expedient by the Board of Directors. Option rights may be transferable or nontransferable and separable or inseparable from other securities of the corporation, as determined by the Board of Directors.

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Section 7. Representation of Shares of Other Corporations. The Chairman of the Board, the President, or any Vice President, or any other person authorized by resolution of the Board of Directors or by any of the foregoing designated officers, is authorized to vote on behalf of the corporation any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of the corporation. The authority granted to these officers to vote on behalf of or represent the corporation in any other corporation or corporations may be exercised by any of these officers in person or by any person authorized to do so by a proxy duly executed by these officers.

Section 8. Construction and Definitions. Unless the context requires otherwise, the general provisions, rules of construction and definitions in the California General Corporation Law shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, the use of the masculine includes the feminine and neuter, and the term “person” includes both a corporation and a natural person.

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ARTICLE IX

Amendments

Section 1. Amendment by Shareholders. New bylaws may be adopted or these bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote, provided, however, that, if the articles of incorporation of the corporation set forth the number of authorized directors of the corporation, the authorized number of directors may be changed only by an amendment of the articles of incorporation.

Section 2. Amendment by Directors. Subject to the rights of the shareholders as provided in Section 1 of this Article IX, bylaws, other than a bylaw or an amendment of a bylaw changing the authorized number of directors, may be adopted, amended or repealed by the Board of Directors.

CERTIFICATE OF SECRETARY

OF

BIOTIME, INC.

A California Corporation

I, the undersigned, do hereby certify:

1. That I am the Secretary of the above-named California corporation.

2. That the foregoing bylaws, consisting of 33 pages, constitute the bylaws of said corporation as duly adopted by the written consent of the Incorporator thereof dated September 7, 2017.

IN WITNESS WHEREOF, I have hereunto subscribed my name this 7th day of September 2017.

/s/ Stephana Patton
Stephana Patton
General Counsel and Corporate Secretary